Exhibit 99.1

Hortonworks Announces Management Transitions to

Support Growth Strategy and Drive Operational Excellence

Chief Financial Officer Scott Davidson to Assume Additional Responsibilities as Chief Operating Officer

Veteran Sales Executive Alan Fudge Joins as Chief Revenue Officer

Scott Reasoner Promoted to Chief Accounting Officer

Rajnish Verma Steps Down as President and Chief Operating Officer

Company Announces Second Quarter 2017 Revenue Range

SANTA CLARA, Calif., July 18, 2017 — Hortonworks, Inc.® (NASDAQ: HDP) (“Hortonworks” or “the Company”), a leading innovator of open and connected data platforms, today announced changes to its executive leadership team and that it expects total GAAP revenue of $58.0 million to $59.0 million for the second quarter of 2017. Scott Davidson, who will continue in his role as Hortonworks’ chief financial officer, has been named chief operating officer, effective immediately. The Company has also appointed veteran sales executive Alan Fudge to the newly created role of chief revenue officer and promoted Scott Reasoner from senior vice president, principal accounting officer, to the newly created role of chief accounting officer. Mr. Davidson succeeds Rajnish Verma, who is stepping down as president and chief operating officer upon mutual agreement with the Company in light of the changes to its leadership structure.

“Hortonworks has made great progress in executing our strategy and delivering value to our customers, but there is more work to be done to meet our long-term goals and scale the Company. Therefore, the time is right to make these changes to the structure of our leadership team,” said Rob Bearden, chief executive officer of Hortonworks. “Each of these highly talented executives brings extensive experience and insight to their new roles, and I look forward to working with the entire team to drive growth and enhanced value for our customers, shareholders, employees and partners.

“With Scott Davidson’s deep knowledge of our business and strong relationships across various stakeholders, he will be focused on continuing to drive both financial and operational alignment for the Company. In addition, the creation of the chief revenue officer role will allow for highly focused leadership in a pivotal area for our future growth and global expansion, and we look forward to leveraging Alan Fudge’s proven track record in leading sales organizations and delivering revenue growth. Finally, Scott Reasoner has extensive experience and understanding of our financial systems, accounting and processes. Thus, his appointment speaks to both his successes and the deep bench of talent at Hortonworks. With this new leadership structure in place, I am more confident than ever in our ability to execute on our mission to manage the world’s data.

“On behalf of the Board of Directors and management team, I want to thank Raj for his contributions to the Company. We wish him well in his future endeavors.”

Hortonworks has solutions in the market today that span cloud, data center and the Internet of Things and that have been adopted by over half of the Fortune 100 to transform their businesses. As a well-recognized leader with nearly 25 years of financial and business experience, including the last three years as Hortonworks’ CFO, Mr. Davidson’s deep financial and corporate development experience in enterprise software will further enhance the finance, field and operations teams as the Company continues to expand globally. In addition, as a member of the Hortonworks team since June 2014, Mr. Reasoner’s knowledge and understanding of the financial and accounting complexities involved in conducting business on a global basis will also play a critical role in supporting the Company’s expansion.

Hortonworks has over 2,100 partners and over 1,100 support subscription customers worldwide, having rapidly built its customer base across major industries including healthcare, manufacturing, financial services, energy, telecommunications and the public sector. Mr. Fudge will be responsible for executing and advancing Hortonworks’ global sales strategy, and will oversee global sales, sales engineering, channel and sales operations. He will begin his new role with Hortonworks on July 31, 2017.

Mr. Fudge has spent his entire career in the high-tech industry, most recently as COO and senior vice president of worldwide sales & field operations for software at Hewlett Packard Enterprise (HPE). Among his numerous responsibilities, he led the software strategy for corporate transactional work to enhance the software portfolio, enhanced margin contribution by transforming a siloed field organization into a more efficient sales model and was a member of the Operating Committee for the HPE and HP Inc. split. Mr. Fudge’s record of driving increased sales and profits for startups and premier industry leaders includes Quest Software, BEA Systems and VMware.

Financial Outlook

The Company for the second quarter of 2017 expects total GAAP revenue of $58.0 million to $59.0 million.

Hortonworks’ executive management team will hold a conference call on Thursday, August 3, 2017, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its Q2 2017 results and business highlights. Prepared remarks will also be published on the Hortonworks Investor Relations website after market close. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, expenses or activity in international markets, including the forward-looking statements, in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed on May 9, 2017 or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is an industry leading innovator that creates, distributes and supports enterprise-ready open data platforms and modern data applications that deliver actionable intelligence from all data: data-in-motion and data-at-rest. Hortonworks is focused on driving innovation in open source communities such as Apache Hadoop, Apache NiFi and Apache Spark. Along with its 2,100+ partners, Hortonworks provides the expertise, training and services that allow customers to unlock transformational value for their organizations across any line of business.

Hortonworks and Powering the Future of Data are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Media Contact

Michelle Lazzar

comms@hortonworks.com

408-828-9681

Investor Contact

Reuben Gallegos

rgallegos@hortonworks.com

650-306-7806